Exhibit 99.1

Proto Labs Reports Record Revenue and Net Income for the First Quarter 2013

Quarterly Revenue Increases 25% Year over Year to $37.3 Million

Quarterly Net Income Increases 73% Year over Year to $8.3 Million

MAPLE PLAIN, Minn.—April 25, 2013— Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer, today announced its financial results for the first quarter ended March 31, 2013.

Highlights include:

•	Revenue for the first quarter of 2013 increased to a record $37.3 million, 25 percent above revenue of $30.0 million in the first quarter of 2012.

•	During the quarter, revenue from 710 new customer companies totaled $3.1 million and revenue from 3,528 existing customer companies totaled $34.2 million.

•

Net income for the first quarter of 2013 increased to a record $8.3 million, or $0.32 per diluted share. Non-GAAP net income, excluding the after tax expense of stock compensation, was $8.9 million, or $0.35 per diluted share. See “Non-GAAP Financial Measure” below.

“We are pleased to report that our United States, European and Japanese operations each achieved record quarterly revenues for the first quarter of 2013, a consistent theme for our teams. Our marketing and sales strategies combined with efficient operations continue to make us a very fast growing and highly profitable company,” said Proto Labs’ President and CEO Brad Cleveland.

Additional highlights include:

•	Gross margin was 62.4 percent of revenue in the first quarter of 2013 compared with 59.1 percent during the same quarter in 2012.

•

During the first quarter of 2013, spending on research and development, including the Protoworks initiatives, totaled $2.6 million, or 7.0 percent of revenue. This compares to $1.7 million, or 5.5 percent of revenue during the first quarter of 2012.

•	Operating margin was 30.5 percent of revenue during the first quarter of 2013 compared to 25.5 percent in the first quarter of 2012.

•	Cash generated from operations totaled $11.1 million during the first quarter of 2013. Expenditures on capital equipment were $2.5 million during the quarter.

“As we have discussed in the past, one of our ongoing challenges is building awareness among the millions of global product developers. Our first quarter results demonstrate the success of our worldwide marketing and sales teams, and we believe these efforts will continue to drive revenue as we move ahead,” concluded Mr. Cleveland.

Non-GAAP Financial Measure

The company has included non-GAAP net income, adjusted for stock-based compensation expense in this press release to provide investors with additional information regarding the company’s financial results. The company has provided below a reconciliation of non-GAAP net income, adjusted for stock-based compensation expense, to net income, the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP net income, adjusted for stock-based compensation expense, is used by the company’s management and board of directors to understand and evaluate operating performance and trends and provides a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP net income, adjusted for stock-based compensation expense, provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its first quarter financial results today, April 25 at 8:30 a.m. ET. To access the call in the U.S. please dial 866-700-0133. Outside the U.S. please dial 617-213-8831. Use participant code 60036824#. A simultaneous webcast of the call will also be available on the investor relations section of the company’s website at www.protolabs.com/investors. An audio replay will be available for 14 days following the call on the investor relations website of Proto Lab’s website.

About Proto Labs, Inc.

Proto Labs is a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production. Proto Labs provides “Real Parts, Really Fast” to product developers worldwide. Proto Labs utilizes computer numerical control (CNC) machining and injection molding to manufacture custom parts for our customers. For more information, visit protolabs.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

Jack Judd, 763-479-7408

jack.judd@protolabs.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$27,929	$36,759
Short-term marketable securities	35,695	25,137
Accounts receivable, net	17,468	15,791
Inventory	4,717	4,619
Other current assets	8,423	7,850

Total current assets	94,232	90,156
Property and equipment, net	45,629	45,316
Long-term marketable securities	48,877	36,965
Other long-term assets	262	285

Total assets	$189,000	$172,722

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$5,759	$4,758
Accrued compensation	7,468	5,995
Accrued liabilities and other	574	513
Current portion of long-term debt obligations	209	273

Total current liabilities	14,010	11,539
Deferred tax liability	3,346	3,346
Long-term debt obligations	287	356
Other	728	782
Shareholders’ equity	170,629	156,699

Total liabilities and shareholders’ equity	$189,000	$172,722

Proto Labs, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenues
Protomold	$26,880	$21,793
Firstcut	10,433	8,177

Total revenues	37,313	29,970
Cost of revenues	14,034	12,243

Gross profit	23,279	17,727
Operating expenses
Marketing and sales	5,263	4,441
Research and development	2,628	1,660
General and administrative	3,994	3,988

Total operating expenses	11,885	10,089

Income from operations	11,394	7,638
Other income (expense), net	3	(577)

Income before income taxes	11,397	7,061
Provision for income taxes	3,110	2,279

Net income	$8,287	$4,782

Net income per share:
Basic	$0.33	$0.23

Diluted	$0.32	$0.22

Shares used to compute net income per share:
Basic	25,014,907	20,934,948
Diluted	25,645,744	22,226,356

Proto Labs, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Operating activities
Net income	$8,287	$4,782
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,734	1,328
Stock-based compensation expense	865	850
Deferred taxes	148	—
Excess tax benefit from stock-based compensation	(4,067)	—
Amortization of held-to-maturity securities	304	—
Changes in operating assets and liabilities:	3,874	451

Net cash provided by operating activities	11,145	7,411

Investing activities
Purchases of property and equipment	(2,548)	(8,264)
Purchases of marketable securities	(41,088)	—
Proceeds from sale of marketable securities	18,313	250

Net cash used in investing activities	(25,323)	(8,014)

Financing activities
Proceeds from initial public offering, net of offering costs	—	71,675
Payments on debt	(92)	(94)
Proceeds from exercises of warrants and stock options	1,619	30
Excess tax benefit from stock-based compensation	4,067	—

Net cash provided by financing activities	5,594	71,611

Effect of exchange rate changes on cash and cash equivalents	(246)	536

Net increase (decrease) in cash and cash equivalents	(8,830)	71,544
Cash and cash equivalents, beginning of period	36,759	8,135

Cash and cash equivalents, end of period	$27,929	$79,679

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measure

(In thousands, except share and per share amounts)

(Unaudited)

Three Months Ended
March 31, 2013
Non-GAAP net income, adjusted for stock-based compensation expense:
GAAP net income	$8,287
Add back: Stock-based compensation expense
Cost of revenue	71
Marketing and sales	150
Research and development	173
General and administrative	471

Total stock-based compensation expense	865
Less: Tax benefit on stock-based compensation	(206)

Non-GAAP net income	$8,946

Non-GAAP net income per share:
Basic	$0.36

Diluted	$0.35

Shares used to compute non-GAAP net income per share:
Basic	25,014,907
Diluted	25,645,744

Proto Labs, Inc.

Revenue by Geography—Based on Shipping Location

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenues
Domestic
United States	$28,148	$22,175
International
Europe	6,465	5,480
Japan	1,349	1,358
United States	1,351	957

Total international	9,165	7,795

Total revenue	$37,313	$29,970

Proto Labs, Inc.

Customer Information

(In thousands, except customer amounts)

(Unaudited)

	Three Months Ended March 31,
	2013		2012
	Number of Customers	Revenue ($)	Number of Customers	Revenue ($)
New Customers	710	$3,078	753	$2,920
Existing Customers	3,528	34,235	2,931	27,050

Total	4,238	$37,313	3,684	$29,970